EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of Conseco StockCar Stocks Mutual Fund, Inc. (the "Company") on Form N-1A (File No. 333-53683) of our report dated October 29, 1999, on our audit of the financial statements and financial highlights of the Company, which report is included in the Annual Report to Shareholders for the year ended September 30, 1999, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants".


/s/ Tait Weller & Baker

Tait, Weller & Baker
Philadelphia, Pennsylvania
May 12, 2000